EXHIBIT 10.27
                             SECOND AMENDMENT TO
                    AMENDED AND RESTATED CREDIT AGREEMENT


                                   BETWEEN


                         SOUTHERN MINERAL CORPORATION

                              SMC ECUADOR, INC.

                              SMC PRODUCTION CO.

                               BEC ENERGY, INC.

                                     AND

                          AMERAC ENERGY CORPORATION


                                     AND


                      COMPASS BANK, AS AGENT AND LENDER

                                     AND

                    FIRST UNION NATIONAL BANK AS A LENDER

                                MARCH 29, 1999

                     ------------------------------------

                REVOLVING LINE OF CREDIT OF UP TO $200,000,000

                              TABLE OF CONTENTS
                                                                          PAGE

           ARTICLE I. DEFINITIONS .....................................        1
   1.01    Terms Defined Above ........................................        1
   1.02    Terms Defined in Agreement .................................        1
   1.03    References .................................................        2
   1.04    Articles and Sections ......................................        2
   1.05    Number and Gender ..........................................        2

           ARTICLE II. AMENDMENTS .....................................        2
   2.01    Amendment of Section 1.2 ...................................        2
   2.02    Addition of Section 2.5(a) .................................        4
   2.03    Amendment of Section 2.9(a) ................................        4
   2.04    Amendment of Section 2.10 ..................................        4
   2.05    Amendment of Section 2.12 ..................................        5
   2.07    Amendment of Section 3.1 ...................................        6
   2.09    Addition of Section 5.22 ...................................        7
   2.10    Addition of Section 5.23 ...................................        7
   2.11    Addition of Section 5.24 ...................................        9
   2.12    Addition of Section 5.25 ...................................       10
   2.13    Amendment of Section 6.14 ..................................       10
   2.14    Addition of Section 6.15 ...................................       10
   2.15    Additions to Section 7.1 ...................................       11

ARTICLE III CONDITIONS ................................................       11
   3.01    Receipt of Documents .......................................       11
   3.02    Accuracy of Representations and Warranties .................       12
   3.03    Matters Satisfactory to Parties ............................       13

           ARTICLE IV. REPRESENTATIONS AND WARRANTIES .................       13
   4.01    Restatement of Representations and Warranties ..............       13

           ARTICLE V. RATIFICATION ....................................       13

           ARTICLE VI. MISCELLANEOUS ..................................       13
   6.01    Scope of Second Amendment ..................................       13
   6.02    Agreement as Amended .......................................       14
   6.03    Parties in Interest ........................................       14
   6.04    Rights of Third Parties ....................................       14
   6.05    GOVERNING LAW ..............................................       14
   6.06    JURISDICTION AND VENUE .....................................       14
   6.07    ENTIRE AGREEMENT ...........................................       14
   6.08    Confidentiality ............................................       15

                             SECOND AMENDMENT TO
                    AMENDED AND RESTATED CREDIT AGREEMENT


            This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "SECOND AMENDMENT") is made and entered into effective as of March 29, 1999, between SOUTHERN MINERAL CORPORATION, a Nevada corporation, ("Borrower"), SMC PRODUCTION CO., a Texas corporation, AMERAC ENERGY CORPORATION, a Delaware corporation, SMC ECUADOR, INC., a Texas corporation, and BEC ENERGY, INC., a Texas corporation ("CO-BORROWERS") and COMPASS BANK, an Alabama state chartered banking institution ("COMPASS") and FIRST UNION NATIONAL BANK, a national banking association ("FIRST UNION") with each other lender that becomes a signatory hereto as provided in Section 9.1, individually and together with their successors and assigns, (the "Lenders"), and Compass, as Agent for the Lenders in such capacity together with its successors in such capacity pursuant to the terms hereof, the "Agent."

                              W I T N E S S E T H:

            WHEREAS, the above named parties did execute and exchange counterparts of that certain Amended and Restated Credit Agreement dated June 19, 1998, as amended by First Amendment to Amended and Restated Credit Agreement dated effective as of September 1, 1998 (the "AGREEMENT"), to which reference is here made for all purposes;

            WHEREAS, the parties subject to and bound by the Agreement are desirous of amending the Agreement in the particulars hereinafter set forth;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties to the Agreement, as set forth therein, and the mutual covenants and agreements of the parties hereto, as set forth in this Second Amendment, the parties hereto agree as follows:

                                  ARTICLE I.
                                 DEFINITIONS

     1.01 TERMS DEFINED ABOVE. As used herein, each of the terms "AGENT," "AGREEMENT," "BORROWER," "CO-BORROWERS," "COMPASS," "FIRST UNION," "LENDERS" and "SECOND AMENDMENT" shall have the meaning assigned to such term hereinabove.

     1.02 TERMS DEFINED IN AGREEMENT. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

     1.03 REFERENCES. References in this Second Amendment to Article or Section numbers shall be to Articles and Sections of this Second Amendment, unless expressly stated herein to the contrary. References in this Second Amendment to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," and "hereunder" shall be to this Second Amendment in its entirety and not only to the particular Article or Section in which such reference appears.

     1.04 ARTICLES AND SECTIONS. This Second Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties, and other legal relations of the parties hereto shall be determined from this Second Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

     1.05 NUMBER AND GENDER. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.

                                   ARTICLE II.
                                   AMENDMENTS

     The Borrower, Co-Borrowers and the Agent and the Lenders hereby amend the Agreement in the following particulars:

     2.01 AMENDMENT OF SECTION 1.02. Section 1.2 of the Agreement is hereby amended as follows:

          The following definitions are added, deleted, and/or amended to read as follows:

          "AVAILABLE COMMITMENT" shall mean, at any time, an amount equal to the remainder, if any, of (a) the Borrowing Base in effect at such time plus the Tranche A Principal MINUS (b) the sum of the Loan Balance at such time and the L/C Exposure at such time.

          "BOND INTEREST PAYMENT" shall mean the scheduled interest payments due under the 6.875% Convertible Subordinated Debenture due 2007.

          "BORROWING BASE UTILIZATION" shall mean the aggregate principal amount of Loans outstanding hereunder, plus any L/C Exposure hereunder as a percentage of the Borrowing Base, plus the Tranche A Principal.

          "COMMITMENT AMOUNT" shall mean for Compass, $23,289,500 and for First Union, $12,540,500 as of the closing of the Second Amendment.

          "DEBT SERVICE" shall mean an amount equal to (i) actual principal amounts paid, other than principal payment required as a result of asset sales, on Indebtedness other than the Obligations during each quarter, including all consolidated debt of the Borrower and/or the Co-Borrowers, plus (ii) principal amounts required to be paid, other than principal payments required as a result of asset sales, on the Obligations during such quarter with the exception of Tranche A Principal.

          "LOCKBOX" shall mean P.O. Box 4927, Houston, Texas 77210-4927, established by the Borrower with the Agent, to which each purchaser of production and disburser of the proceeds of production from or attributable to the Mortgaged Properties shall be directed to make remittance.

          "LOCKBOX ACCOUNTS" shall mean Account Nos. 75092717, 75092695, and 75092709 of the Borrower and Co-Borrowers established with the Agent in association with the Lockbox.

          "LOCKBOX AGREEMENT" shall mean the lockbox agreement between the Borrower and the Agent relating to the Lockbox and being in form and substance satisfactory to the Lenders, as the same may be amended, restated, or supplemented from time to time.

          "MINERAL INTERESTS SALE" shall mean the sale of certain Oil and Gas Properties referred to in Borrower's press release dated March 12, 1999.

          "PROTECTED ACCOUNT" shall mean an account with Agent where Borrower shall deposit the sum of $1,423,125, which is the amount of the Bond Interest Payment due April 1, 1999.

          "RESTRUCTURE FEE" shall mean the fee payable to the Lenders by the Borrower and the Co-Borrowers pursuant to Section 2.26.

          "TRANCHE A PRINCIPAL" shall mean the sum of $12,500,000.

     The following definitions will be deleted:

     "ADJUSTED LIBO RATE", "APPLICABLE MARGIN", "LIBO Rate", "LIBO RATE LOAN" and "FIXED RATE LOAN" and any reference to such terms in the Agreement shall be deleted, and the Borrower and/or the Co-Borrowers shall not have the option to make Fixed Rate Loans.

     2.02 ADDITION OF SECTION 2.5(a). Section 2.5(a) shall be added to the Agreement as follows:

          "2.5(a) REPAYMENT OF TRANCHE A PRINCIPAL AND INTEREST. Accrued and unpaid interest at the Floating Rate, plus one percent (1%) on Tranche A Principal shall be due and payable monthly commencing on the first day of April, 1999, and continuing on the first day of each calendar month thereafter until September 1, 1999, when all accrued interest and principal if not sooner paid as required under Section 5.23 below shall be due and payable. Any payments on the Tranche A Principal shall permanently reduce Tranche A Principal by a like amount. Borrower shall not be allowed to reborrow under the Tranche A Principal.

     2.03 AMENDMENT OF SECTION 2.9(a) Section 2.9(a) of the Agreement is amended to read as follows:

          "2.9(a) BORROWING BASE DETERMINATIONS (a) The Borrowing Base as of March 1, 1999, is acknowledged by the Borrower and the Co-Borrowers and the Lenders to be $23,330,000. Commencing on April 1, 1999, and continuing on the first day of each calendar month thereafter until the earlier of the date such amount is redetermined or the Commitment Termination Date, the Scheduled Reduction Amount shall be $40,000. In addition the Borrower and/or Co-Borrowers shall make principal payments on the Loan Balance equal to required mandatory prepayment of principal on the Borrowing Base upon the reductions of the Borrowing Base of (i) $3,976,875 from the proceeds of the Mineral Interests Sale upon the closing of this Second Amendment; (ii) $523,125 from the proceeds of the remainder of the Mineral Interests Sale upon completion of the remainder of the Mineral Interests Sale which payment shall occur no later than April 30, 1999; provided that Lenders consent to such remainder of the Mineral Interest Sale and deliver necessary releases on such property, and (iii) $1,423,125 at 12:00 noon central time on April 30, 1999, in the event that by such date and time the Borrower has not paid in full the April 1, 1999 scheduled Bond Interest Payment. The next Borrowing Base redetermination shall be July 1, 1999.

     2.04 AMENDMENT OF SECTION 2.10. Section 2.10 of the Agreement is amended to read as follows:

          "2.10 MANDATORY PREPAYMENTS. If at any time the sum of the Loan Balance and the L/C Exposure exceeds the sum of Borrowing Base and the Tranche A Principal and the then in effect, the Borrower and the Co-Borrowers shall, within 30 days of notice from the Agent of such occurrence except for the payments required under Section 5.23, where payments are required without notice from the Agent, (a) prepay, or make arrangements acceptable to the Lenders for the prepayment of, the amount of such excess for application on the Loan Balance, (b) provide additional Collateral, of character and value satisfactory to the Lenders in their sole discretion, to secure the amount of such excess by the execution and delivery to the Lenders of Security Instruments in form and substance satisfactory to the Lenders, or (c) effect any combination of the alternatives described in clauses (a) and (b) of this Section and acceptable to the Lenders in their sole discretion. In the event that a mandatory prepayment is required under this Section and the Loan Balance is less than the amount required to be prepaid, the Borrower and the Co-Borrowers shall repay the entire Loan Balance and, in accordance with the provisions of the relevant Letter of Credit Applications executed by the Borrower and/or the Co-Borrowers or otherwise to the satisfaction of the Lenders, deposit with the Agent for the benefit of the Lenders, as additional collateral securing the Obligations, an amount of cash, in immediately available funds, equal to the L/C Exposure minus the lesser of the aggregate Commitment Amounts or the sum of Borrowing Base plus Tranche A Principal. The cash deposited with the Agent for the benefit of the Lenders in satisfaction of the requirement provided in this Section may be invested, at the sole discretion and at the express direction of the Borrower and/or Co-Borrowers as to investment vehicle and maturity (which shall be no later than the latest expiry date of any then outstanding Letter of Credit), for the account of the Borrower and/or Co-Borrowers in cash or cash equivalent investments offered by or through the Lenders.

     2.05 AMENDMENT OF SECTION 2.12. Section 2.12 of the Agreement is amended to read as follows:

          "2.12 COMMITMENT FEE. In addition to interest on the Notes as provided herein and other fees payable hereunder and to compensate the Lenders for maintaining funds available, the Borrower and Co-Borrowers shall pay to the Agent for the account of the Lenders in immediately available funds, on the first day of July, 1998, and on the first day of each third calendar month thereafter during the Commitment Period and on the Commitment Termination Date, a fee in the amount per annum as set forth below, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment during the preceding quarterly period as follows:

              BORROWING BASE
               UTILIZATION                                COMMITMENT FEE
            --------------------------              ----------------------------
            1) greater than 50%                     one-half percent (1/2%)
                of the sum of the
                Borrowing Base plus
                the Tranche Principal

            2)  less than or equal to 50%           three-eighths percent (3/8%)
                of the sum of the Borrowing
                Base plus the Tranche Principal

     The Borrowing Base Utilization and the corresponding Commitment Fee shall be set at each quarter end for the next quarter.

     2.06 ADDITION OF SECTION 2.26. Section 2.26 shall be added to the Agreement to read as follows:

          "2.26 RESTRUCTURE FEE. In addition to interest on the Notes as provided herein and other fees payable hereunder and to compensate the Lenders for the restructuring of the facility, the Borrower and/or the Co-Borrowers shall pay to the Agent for the account of the Lenders, a Restructure Fee equal to one and one half percent of the Tranche A Principal (i.e. $187,500.00) which amount is deemed earned by the Lenders as of the closing of this Second Amendment but payable upon the Borrower and/or the Co-Borrowers' completion of a transaction that will enable the Borrower and/or the Co-Borrowers to pay the Tranche A Principal in full.

     2.07 AMENDMENT OF SECTION 3.1 Section 3.1 of the Agreement is amended to read as follows by adding the following subparagraph:

            "(p) the Lockbox Agreement and Collateral Assignment of Deposit Account and Security Agreement."

     2.08 AMENDMENT OF SECTION 5.15. Section 5.15 is amended to read as follows:


          "5.15 SUBSEQUENT FEES AND EXPENSES OF AGENT AND LENDERS. Upon request by the Agent and/or the Lenders, promptly (within 45 days of receipt of monthly invoices) reimburse the Agent and/or the Lenders (to the fullest extent permitted by law) for all amounts reasonably expended, advanced, or incurred by or on behalf of the Agent or the Lenders to ratify, amend, restate, or prepare additional

     Loan Documents, as the case may be; for the filing and recordation of Security Instruments. Promptly reimburse the Agent and each Lender to satisfy any obligation of the Borrower and/or the Co-Borrowers under any of the Loan Documents; to collect the Obligations; to enforce the rights of the Agent and each Lender under any of the Loan Documents; and to protect the Properties or business of the Borrower and/or the Co-Borrowers, including, without limitation, the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower and/or the Co-Borrowers by the Agent and each Lender and which amounts shall include, but not be limited to (a) all court costs, (b) reasonable attorneys' fees, (c) reasonable fees and expenses of auditors and accountants incurred to protect the interests of the Agent and each Lender, (d) fees and expenses incurred in connection with the participation by the Agent and each Lender as a member of the creditors' committee in a case commenced under any Insolvency Proceeding, (e) fees and expenses incurred in connection with lifting the automatic stay prescribed in ss.362 Title 11 of the United States Code, and (f) fees and expenses incurred in connection with any action pursuant to ss.1129 Title 11 of the United States Code all reasonably incurred by the Agent and each Lender in connection with the collection of any sums due under the Loan Documents, together with interest at the per annum interest rate equal to the Floating Rate, calculated on a basis of a calendar year of 365 or 366 days, as the case may be, counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced, or incurred by the Agent and each Lender until the date it is repaid to the Agent and each Lender, with the obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or the Co-Borrowers and/or a trustee, receiver, custodian, or liquidator of the Borrower and/or the Co-Borrowers appointed in any such case.

     2.09 ADDITION OF SECTION 5.22. Section 5.22 shall be added to the Agreement to read as follows:

          "5.22 ADDITIONAL REPORTING REQUIREMENTS. Deliver to the Agent and each Lender within 15 days of each month end (i) a capital expenditure forecast for the next six month period; and (ii) a report of accounts payable that represents amounts due aged according to invoice date in form acceptable to Lenders.

          Borrower shall also furnish the Agent and each Lender to the extent provided to the Borrower by CIBC any written status report regarding CIBC's sales efforts immediately upon receipt by the Borrower and/or Co-Borrowers.

     2.10 ADDITION OF SECTION 5.23. Section 5.23 shall be added to the Agreement to read as follows:

          "5.23 APPLICATION OF PROCEEDS FROM PROPERTY SALES. Proceeds from the sales of Property by the Borrower and/or the Co-Borrowers shall be made to the Lenders by the Borrowers and/or Co-Borrowers on the same day such proceeds are received by the Borrower and/or Co-Borrowers and applied as follows:

          CATEGORY 1. Oil and Gas Properties currently assigned value under the Borrowing Base (excluding the Oil and Gas Properties included in the Mineral Interests Sale) - Proceeds from the sale of such properties will be applied in the following order, subject to Lenders' prior consent to the release of their mortgages/liens in connection with any such sale:

     (a) first, to the payment of the reasonable costs of such sales, if any;

     (b) next, to the payment of past due interest and/or fees due to Lenders, if any;

     (c) next, to the reduction of the Borrowing Base to the extent of the allocated Borrowing Base value for such assets sold;

     (d) next, to the payment of the Tranche A Principal; and

     (e) finally, 100% of the remainder, if any, to reduce the Loan Balance. The Borrowing Base shall reduce by a like amount.

            CATEGORY 2. THE OIL AND GAS PROPERTIES INCLUDED IN THE MINERAL INTERESTS SALE. Proceeds from the Mineral Interests Sale, to which the Lenders will consent, in the amount of $6,000,000 which will be applied in the following order:

     (a) first, to the payment of the reasonable costs of such sales, which is $35,500;

     (b) next, to advance the amount of $1,423,125 into the Protected Account to provide for the April 1, 1999 scheduled Bond Interest Payment (if such Bond Interest Payment has not already been provided for);

     (c) next, to principal payments on the Loan Balance equal to the reduction payment of the Borrowing Base by $4,500,000, which is the allocated Borrowing Base value for the Oil and Gas Properties included in the Mineral Interests Sale (this reduction shall be applied toward the required reductions in 2.9(a)(i) and (ii) of this Agreement;

     (d) next, to the payment of the Tranche A Principal; and

     (e) finally, 100% of the remainder, if any, to reduce the Loan Balance. The Borrowing Base shall reduce by a like amount.

          CATEGORY 3. Neutrino Resources Inc. ("NTO") - Proceeds from the sale of the stock of NTO or the assets of NTO (after satisfaction of NTO creditors), will be applied in the following order:

     (a) first, to the payment of the reasonable costs of such sales, if any;

     (b) next, to the payment of past due interest and/or fees due to Lenders, if any;

     (c) next, to advance the amount of $1,423,125 into the Protected Account to provide for the April 1, 1999 scheduled Bond Interest Payment (if such Bond Interest Payment has not already been provided for);

     (d) next, to the payment of the Tranche A Principal; and

     (e) finally, 50% of the proceeds, if any, to reduce the Loan Balance. The Borrowing Base shall reduce by a like amount. The remaining 50% of the remaining proceeds, if any, will be retained by the Borrower and the Co-Borrowers for capital investment and general corporate purposes.

            CATEGORY 4. Any other Property sales not included in Categories 1, 2, or 3 above - Proceeds from the sale of such assets will be applied in the following order:

     (a) first, to the payment of the reasonable costs of such sales, if any;

     (b) next, to the payment of past due interest and/or fees due to Lenders, if any;

     (c) next, to advance the amount of $1,423,125 into the Protected Account to provide for the April 1, 1999 scheduled Bond Interest Payment (if such Bond Interest Payment has not already been provided for);

     (d) next, to the payment of the Tranche A Principal; and

     (e) finally, 50% of the remaining proceeds to reduce the Loan Balance. The Borrowing Base shall reduce by a like amount. The remaining 50% will be retained by the Borrower and/or the Co-Borrowers for capital investment and general corporate purposes.

     2.11 ADDITION OF SECTION 5.24. Section 5.24 shall be added to the Agreement to read as follows:

          "5.24 LOCKBOX ARRANGEMENT. Execute, maintain in full force and effect, and comply in all respects with the provisions of such documentation as may be reasonably required by the Lenders to establish the Lockbox and the Lockbox Accounts (including, without limitation, the Lockbox Agreement and Collateral Assignment of Deposit Accounts and Security Agreement); direct all purchasers of production from the Mortgaged Properties to make remittance to the Lockbox; and deposit directly into the Lockbox Accounts all funds received by the Borrower and/or the Co-Borrowers, if any, from purchasers of production and/or dispersers of the proceeds of production from the Mortgaged Properties. Funds received in the Lockbox shall be transferred daily by the Agent to the Lockbox Accounts over which the Agent shall have exclusive control and then provided there is no Event of Default to Borrower's Operating Accounts. Upon the occurrence of an Event of Default, the Agent may, at its option, apply any or all of such funds in the Lockbox Account to the Obligations, whether matured or unmatured."

     2.12 ADDITION OF SECTION 5.25. Section 5.25 shall be added to the Agreement to read as follows:

          "5.25 PROCEEDS FROM MINERAL INTERESTS SALE. In addition to the payments to the Lenders from the Mineral Interests Sale required in Section
     5.23 Category 2(b), the Borrower and/or Co-Borrowers will deposit proceeds from the Mineral Interests Sale totaling $1,423,125 in the Protected Account at the closing of this Second Amendment. At all times until 12:00 noon central time on April 30, 1999, Agent shall (i) limit any transfer of funds in the Protected Account to payment of the April 1, 1999 Bond Interest Payment pursuant to written instructions of the Borrower, and (ii) not exercise any of its rights and remedies with respect to the funds in the Protected Account. Notwithstanding anything herein to the contrary, if the April 1, 1999 scheduled Bond Interest Payment is not made by the Borrower by 12:00 noon, central time on April 30, 1999, then at any time thereafter, the Lenders may exercise any and all of their rights and remedies with respect to any and all funds in the Protected Account, including, without limitation, the right to offset such funds."

     2.13 AMENDMENT OF SECTION 6.14. Section 6.14 of the Agreement is amended to read as follows:

          "6.14 TANGIBLE NET WORTH. Permit Tangible Net Worth as of the close of any fiscal quarter to be less than $10,000,000, beginning December 31, 1998, plus (i) 50% of positive Net Income, (ii) 75% of other increases in equity, and (iii) 100% of any unrealized positive Canadian currency translation adjustments, less any unrealized negative Canadian currency translation adjustments (as recognized on the balance sheet) for all fiscal quarters ending subsequent to December 31, 1998."

     2.14 ADDITION OF SECTION 6.15. Section 6.15 shall be added to the Agreement to read as follows:

          "6.15 EXPENDITURES IN CAPITAL EXPENDITURE FORECAST. If an Event of Default has occurred and is continuing, the Borrower and/or Co-Borrowers shall make no expenditures set forth in the capital expenditures forecast, without the prior written consent of the Lenders."

     2.15 ADDITIONS TO SECTION 7.1. Section 7.1 of the Agreement is amended to read as follows by adding the following subparagraphs:

          "(n) an Event of Default shall occur automatically and without any notice to the Borrower or Co-Borrowers if any Scheduled

          Reduction Amount payment is not made on the first day of each month beginning 2:00 p.m. central time April 1, 1999; and

          (o) an Event of Default shall occur automatically and without any notice to the Borrower or Co-Borrowers if the Bond Interest Payment is not made within 30 days after the Interest Payment Date as defined in the Indenture dated October 7, 1997, for the 6.875% Convertible Subordinated Debenture due 2007."

                                  ARTICLE III.
                                   CONDITIONS

     The obligation of the Agent and the Lenders to amend the Agreement as provided herein is subject to the fulfillment of the following conditions precedent:

     3.01 RECIEPT OF DOCUMENTS. The Agent and the Lenders shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and in form and substance satisfactory to the Agent and the Lenders:

          (a) multiple counterparts of this Second Amendment as requested by the Lenders;

          (b) Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production from Diverse GP III in certain designated Oil and Gas Properties, and all improvements, personal property, and fixtures related thereto;

          (c) Financing Statements from Diverse GP III, as Debtor, constituent to the instrument described above;

          (d) Letters in lieu of transfer orders executed by Diverse GP III constituent to the documents described above;

          (e) Security Agreement (Stock Pledge) and blank Stock Power from Spruce Hills Production Company, Inc. ("Spruce Hills"), as Debtor, to Agent as Secured Party pledging 100% of the stock of Neutrino Resources Inc. and Financing Statement as to dividends and proceeds;

          (f) Security Agreement (Stock Pledge) and blank Stock Power from the Borrower, as Debtor, to Agent as Secured Party pledging 100% of the stock of Spruce Hills Production Company, Inc. and Financing Statement as to dividends and proceeds;

          (g) Collateral Assignment of Deposit Accounts and Security Agreement from the Borrower pledging certain accounts with Compass;

          (h) Financing Statement from the Borrower, as Debtor, constituent to the instrument described in (h); and

          (i) notification letters to be mailed on the date of execution of the Second Amendment in form and substance satisfactory to the Agent, from the Borrower and/or the Co-Borrowers to each purchaser of production and disburser of proceeds of production from or attributable to the Mortgaged Properties, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties directly to the Lockbox and with a provision that such instructions cannot be changed without the prior consent of the Agent and the Borrower and Co-Borrowers;

          (j) 1999 capital expenditure budget;

          (k) 1999 general and administrative budget approved by the Lenders, which approval shall not be unreasonably withheld. Such budget may not be changed without prior written consent of the Lenders, which consent shall not be unreasonably withheld; and

          (l) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as the Agent and the Lenders may reasonably request.

     3.02 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article IV of the Agreement and this Second Amendment shall be true and correct, except that (i) the last sentence of Section 4.6 of the Agreement is amended to read as follows: "No event or circumstance has occurred since December 31, 1998, which could reasonably be expected to have a Material Adverse Effect," and (ii) Exhibit VI to the Agreement is amended to add Neutrino Resources, Inc.

     3.03 MATTERS SATISFACTORY TO PARTIES. All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the parties hereto.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

     4.01 RESTATEMENT OF REPRESENTATIONS AND WARRANTIES. The Borrower and Co-Borrowers hereby expressly re-make, in favor of the Agent and the Lenders, all of the representations and warranties set forth in Article IV of the Agreement, and represents and warrants that all such representations and warranties remain true and unbreached except that (i) the last sentence of
Section 4.6 of the Agreement is amended to read as follows: "No event or circumstance has occurred since December 31, 1998, which could reasonably be expected to have a Material Adverse Effect," and (ii) Exhibit VI to the Agreement is amended to add Neutrino Resources, Inc.

                                   ARTICLE V.
                                  RATIFICATION

     Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and the other Loan Documents, in all things in accordance with the terms and provisions thereof, as amended by this Second Amendment.

                                   ARTICLE VI.
                                  MISCELLANEOUS

     6.01 SCOPE OF SECOND AMENDMENT. The scope of this Second Amendment is expressly limited to the matters addressed herein and this Second Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this Second Amendment.

     6.02 AGREEMENT AS AMENDED. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this Second Amendment.

     6.03 PARTIES IN INTEREST. All provisions of this Second Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Co-Borrowers, the Agent, the Lenders and their respective successors and assigns.

     6.04 RIGHTS OF THIRD PARTIES. All provisions herein are imposed solely and exclusively for the benefit of the Agent and the Lenders, the Borrower and Co-Borrowers, and no other Person shall have standing to require satisfaction of such provisions in accordance with their terms and any or all of such provisions may be freely waived in whole or in part by the Lenders at any time if in their sole discretion they deem it advisable to do so.

     6.05 GOVERNING LAW. THIS SECOND AMENDMENT, THE AGREEMENT AND THE NOTES SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT TEX. FIN. CODE ANN. SS. 303.301 (VERNON 1998) (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY; AND PROVIDED FURTHER, THE PARTIES AGREE THAT THE LAWS OF NORTH CAROLINA SHALL GOVERN AND CONTROL THE LAWFULNESS OF THE AMOUNT OR RATE OF INTEREST CONTRACTED FOR, CHARGED OR RECEIVED UNDER THE LOAN DOCUMENTS.

     6.06 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS SECOND AMENDMENT, THE AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDERS, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. THE BORROWER AND THE CO-BORROWERS HEREBY SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST THEM BY THE LENDERS IN ACCORDANCE WITH THIS SECTION.

     6.07 ENTIRE AGREEMENT. THIS SECOND AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS SECOND AMENDMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

     6.08 CONFIDENTIALITY. Lenders agree to keep confidential any information furnished or made available to them by or on behalf of Borrower and/or Co-Borrowers pursuant to this Agreement; PROVIDED that nothing herein shall prevent Lenders from disclosing such information (a) to any affiliate of Lenders, or any officer, director, employee, agent, or advisor of Lenders or affiliate of any Lenders, (b) to any other Person if necessary to the administration of this Agreement, (c) as required by any law, rule, or regulations, (d) upon the order of any court or administrative agency, (e) upon the written request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to Lenders other than as a result of a disclosure by Lenders prohibited by this Agreement, (g) in connection with any litigation relating to this Agreement to which Lenders or any of its affiliates is a party, (h) to the extent necessary in connection with the exercise of any remedy of Lender under this Agreement and to any actual or proposed participant or assignee of the Lender.

     6.09 RELEASE OF CLAIMS. The Borrower and Co-Borrowers hereby release the Agent and the Lenders from any and all known or suspected claims, actions, demands or causes of action of whatever kind or character arising on or prior to the date hereof. IT IS EXPRESSLY AGREED THAT THE CLAIMS RELEASED BY THE BORROWER AND THE CO-BORROWERS HEREBY INCLUDE THOSE ARISING FROM OR IN ANY MANNER ATTRIBUTABLE TO THE NEGLIGENCE (SOLE, CONCURRENT, ORDINARY, OR OTHERWISE), OF THE AGENT AND THE LENDERS, THEIR RESPECTIVE REPRESENTATIVES, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS. Notwithstanding any provision of this Second Amendment or any other Loan Document, this section shall remain in full force and effect and shall survive the delivery and payment of the Notes, this Second Amendment and the other Loan Documents and the making, extension, renewal, modification, amendment or restatement of any thereof.

            IN WITNESS WHEREOF, this Second Amendment is deemed executed effective as of the date first above written.

                                       BORROWER:

                                       SOUTHERN MINERAL CORPORATION



                                       By:
                                           Steven H. Mikel
                                           President and Chief Executive
                                           Officer


                                       CO-BORROWERS:

                                       SMC ECUADOR, INC.

                                       SMC PRODUCTION CO.

                                       BEC ENERGY, INC.

                                       AMERAC ENERGY CORPORATION

                                       BY:
                                           Steven H. Mikel
                                           President and Chief Executive
                                           Officer


                                       LENDER AND AGENT:

                                       COMPASS BANK



                                       By:
                                            Allison Hammer
                                            Vice-President


                                       LENDER:

                                       FIRST UNION NATIONAL BANK



                                       By:
                                          Robert Wetteroff
                                          Senior Vice-President